EXH10-33

                             NOTE PURCHASE AGREEMENT

         THIS AGREEMENT made as of this 15th day of March, 1996 between Hedayat Amin-Arsala ("the Purchaser") and FIBERCORE, INC. ("the Company") a Nevada Corporation.

         WHEREAS the Purchaser and the Company executed a Term Sheet dated February 23, 1996 for the purchase and sale of the Company's $200,000 convertible 8.5% note ( the "Note"); and

         WHEREAS pursuant to the Term Sheet the Purchaser and the Company are required to document such purchase and sale,

         NOW, THEREFOR in consideration of the premises and the mutual covenants and agreements herein contained the parties agree as follows:

1.       Offer

1.1 The Purchaser hereby agrees to purchase the Note subject to the conditions hereinafter set forth,

1.2 Upon execution and delivery of this Agreement by both parties and the execution and delivery of the Note by the Company to the Purchaser, the Purchaser will pay to the Company the sum of $200,000 ( which amount has been previously paid).

1.3 In addition to the foregoing, the Company shall deliver to Purchaser 146,850 warrants (the "Warrant"), granting the Purchaser the right to purchase 146,850 common shares of the Company for a purchase price of $1.63 per share exercisable in whole or in part at any time within a 2 year period.

2.       Acceptance

2.1 The Company agrees to sell to the Purchaser the Note subject to the terms and conditions of this Agreement and to deliver the Warrants referred to in clause 1.3.

3.       Delivery of Warrants

3.1 Upon payment of the purchase price for the Note, the Company shall deliver to the Purchaser the Warrants registered in Purchaser's name.

4.       Representations and Warranties of the Company

4.1 The Company hereby represents and warrants to, and covenants with the Purchaser as follows:


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         (a)  Organization  and  Standing  of  the  Company.  The  Company  is a
corporation duly organized and validly existing under the laws of the state of Nevada and is in good standing under such laws. The Company is not in violation of its Certificate of Incorporation or Bylaws. The Company has all requisite corporate power and authority for the ownership and operation of its properties and assets, and to carry on its business as presently conducted or now proposed to be conducted.

         (b) Corporate Action. The Company has all the necessary corporate power and has taken the corporate action required to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company for the authorization, execution, delivery, and performance of this Agreement by the Company, the authorization, sale, issuance, and delivery of the Note and Warrants and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The issuance of the Note and Warrants does not require any further corporate action, will not be subject to preemptive rights or other preferential rights in any present stockholders of the Company and will not conflict with any provisions of any agreement to which the Company is a party or by which it is bound.

         (c) Government Approvals. No authorization, consent, approval, license, exemptions from or filing of registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic, or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, and except for certain filings under state securities laws, the offer and sale of the shares will be exempt from the registration requirements of applicable federal and state securities laws.

         (d) Compliance with Other Instruments. Neither the execution, issuance and delivery of this Agreement or the Note, nor the consummation by the Company of any transaction contemplated hereby or thereby, constitutes or results in or will constitute or result in a default or violation of any term or provision of the charter and By-laws of the Company, as amended and in effect, and the terms and provisions of the mortgages, indentures, leases, agreements, and other instruments and of all judgments, decrease, governmental orders, statutes, rules, or regulation by which the Company or its properties are bound.

5.       Purchaser Representations

5.1 In connection with this subscription, the Purchaser hereby makes the following acknowledgment and representations:

         (a) The execution of this Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered, and constitutes a valid, legal, binding, and enforceable agreement of the Purchaser;


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         (b) The  Purchaser  is  acquiring  the Note and the Warrants for it own account, for investment, and not with a view to any ;'distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act");

         (c) The Purchaser understands that because the Note and the Warrants have not been registered under the Act, it cannot dispose of any of the Note and Warrants unless such Note and the Warrants are subsequently registered under the Act or exemptions from such registration are available. The Purchaser acknowledges, and understands that, it has no right to require the Company to register the Note, the Warrants or any shares obtained through the conversion or exercise of the foregoing. The Purchaser further understands that the Company may, as a condition to the transfer of any of the Note or Warrants, require that the request for transfer be accompanied by an opinion of counsel, in foreign and substance satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Act, unless such transfer is covered by an effective registration statement under the Act. The Purchaser understands that each certificate representing the shares will bear the following legend or one substantially similar thereto:

                           The securities represented by this certificate have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, or an opinion of counsel satisfactory to the corporation that registration is not required under such Act.

         (d) The Purchaser understands the offering is being made pursuant to the exemption from registration with the Securities and Exchange Commission (the "Commission") afforded by Section 4 (2) of the Act and/or Regulation D adopted by the Commission relating to transactions by an issuer not involving any public offering, and similar federal, state, and foreign laws or policies. Consequently, any offering materials have not been subject to review and comment by the staff of the commission or by any state or foreign securities commission.

         (e) The Purchaser acknowledges that during the course of this transaction and prior to sale, it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of its investment, and to obtain any additional information of the same kind that is specified in Part I of a Registration Statement on Form SB-2 under the Act, or that obtained. The Purchaser or its purchaser representative has examined the information furnished by the Company and, through discussions and examination of such materials as the Purchaser has requested, has obtained sufficient information upon which to make an investment decision. The Purchaser is familiar with the type of investment which the shares constitute, and has reviewed the merit and risks of this investment to the extent deemed advisable by the Purchaser. The Purchaser has such knowledge and experience in financial and business affairs that it is capable of evaluation the merits and risks of investing in the shares, and acknowledges that it is able to bear the economic risks of this investment. Further, the Purchaser understands all matters in this Agreement.


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         (f) The  investment in the Company by the Purchaser does not constitute a principal portion of the Purchaser's total assets and the Purchaser is able to afford a complete loss of the investment contemplated herein.

6.       Covenants of the Company

6.1 Annual Reports. The Company agrees to use its best efforts to deliver to the Purchaser, as soon as practicable after the end of each fiscal year and in any event within 120 days thereafter, a consolidated balance sheet of the Company as at the end of such fiscal year, a consolidated Statement of Cash Flow of the Company for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants selected by the Company.

6.2 Quarterly Reports. The Company agrees to use its best efforts to deliver to the Purchaser as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year and in any event within 60 days thereafter, a consolidated balance sheet of the Company as at the end of such period, a consolidated statement of operations and a consolidated statement of Cash Flow of the Company for such period, in each case prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified; subject to changes resulting from audit adjustments, by the principal financial or accounting officer of the Company.

6.3 Inspection. The Company agrees to permit any authorized representative of the Purchaser to visit the Company to discuss its affairs and finances with its officers, all upon reasonable notice to the Company, at such reasonable times and as often as may be reasonably requested.

6.4 Purchaser's Right to Receive Reports. The Company shall deliver the reports or give the rights specified in Paragraph 6.1, 6.2~ and 6.3 to the Purchaser until the earlier of: (I) the closing date of the Company's first underwritten public offering pursuant to an effective registration statement filed under the Act; or (ii) until the Purchaser no longer holds the Note or any Warrants.

7.       No Waiver

7.1 Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchaser the Purchaser does not thereby or in any other manner waive any rights granted to it under federal and state securities laws.

8.       Survival of Representation Warranties and Agreements

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations, and warranties made by the Company and the Purchaser herein shall


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survive the  execution of this  Agreement,  the delivery to the Purchaser of the shares being purchased and the payment therefor.

9.       Transferability

9.1 The Purchaser agrees not to transfer or assign this Agreement, or any of its interest herein, and further agrees that any assignment or transfer of the shares shall be made only in accordance with applicable securities laws and that an appropriate legend with respect there to may be placed by the Company on any certificate evidencing such Shares.

10.      Miscellaneous

10.1 Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered to the Purchaser at: Hedayat Amin-Arsala 3723 Morrison Street, N.W. Washington, DC 20015 and to the Company at: 174 Charlton Road P.O Box 206 Sturbridge, MA 01566

10.2 Governing Law. This Agreement shall be construed in accordance with the governed by the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws

10.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

10.4 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by the Purchaser.

10.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10.6 Severability. In case any provision contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

10.8 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or other entity may require in the context thereof.


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         IN WITNESS WHEREOF that parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.

                                         HEDAYAT AMIN-ARSALA

                                         By: __________________________

                                         Title:________________________


                                         FIBERCORE, INC.

                                         By: __________________________

                                         Title:  Chairman/CEO


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                                    EXHIBIT A

                                   CONVERTIBLE
                                 PROMISSORY NOTE


$200,000                                                          Sturbridge, MA
                                                                  March 15, 1996

         FOR VALUE RECEIVED, FiberCore, Inc., a Nevada corporation ("Payor"), hereby unconditionally promises to pay to the order of Hedayat Amin-Arsala ("Payee"), at his address at 3723 Morrison Streets N.W., Washington, DC 20015 the principal sum of Two Hundred Thousand Dollars ($200,000) as follows:
Interest shall accrue and be paid on the unpaid principal amount of this Promissory Note at the rate of 8.5% per annum. Accrued interest shall be paid monthly, with the first payment due on April 30, 1996. Principal and any accrued interest shall be due and payable on April 1, 1997. All outstanding principal and accrued interest on this Promissory Note is convertible, at the option of the holder, at any time into fully paid and nonassessable shares of the Payor's Common Stock at the conversion rate ( the "Conversion Rate") of $1.36 per share for the one year period from the date hereof. Any partial conversion of the Promissory Note shall be deemed a conversion of the principal sum hereof until the entire principal amount is converted. Thereafter, any conversion shall be accrued interest. If the Payor is the issuer of securities to be sold by it under an effective registration statement pursuant to the Securities Act of 1933, as amended, the Corporation will provide no less than ten days prior notice thereof to the holder and all conversion rights hereunder will terminate upon the closing of the sale by the Corporation of the securities covered by said registration statement unless the holder shall have converted this Promissory Note before said date. In the event the Common Stock is split, subdivided or combined, the Conversion Rate thereafter in effect shall be approximately adjusted by the Payor to provide the holder with the number of shares of Common Stock upon conversion such holder would have received on such split, subdivision or combination if it had converted this Promissory Note immediately prior thereto. In the event the Common Stock is reclassified or the Payor merges or combines with another entity in a transaction in which the holders of Common Stock receive securities or other consideration in respect of such Common Stock, the Payor shall be entitled after such event to convert this Promissory Note into the kind and type of securities it would have received had the holder converted the Promissory Note immediately prior to such event.

         This Promissory Note may be prepaid in whole or in part at any time or from time to time without penalty or premium together with interest accrued on the amount so prepaid.

         The principal amount of this Promissory Note and interest accrued thereon shall become immediately due and payable, without presentation, protest, notice or further demand, all of which are expressly waived, in the event of the default in any payment of interest or principal when due or in the event of the filing by or against the Payor of a petition in bankruptcy or reorganization or insolvency. No event of default shall occur until Payor receives written notice of an alleged default and, after 30 days, such default has not been remedied or cured.


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         IN WITNESS WHEREOF,  the undersigned has caused this Promissory Note to be duly executed and delivered as of the date set forth above.

                                                 FiberCore, Inc.

                                                 By:____________________________

                                                 Title:  Chairman